EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

BODY AND MIND OPENS MARKHAM ILLINOIS DISPENSARY

Las Vegas NV and Vancouver, B.C. (April 26, 2023) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”) an operations-driven multistate cannabis company, is pleased to announce entry into the Illinois market with the opening of the Body and Mind dispensary in Markham, Illinois.

The Body and Mind dispensary is a full-service cannabis dispensary and brings our battle-tested skills and experience from the California, Nevada, Ohio, Michigan and Arkansas markets to help patients and customers with a wide range of brands and cannabis offerings including edibles, flowers, vaping products, concentrates, capsules, tinctures, topicals and accessories. The new location offers convenient on-line ordering for pickup.

“We are excited to open the Markham dispensary and believe that Illinois continues to be an underserved market for cannabis patients and customers,” said Michael Mills, CEO of Body and Mind. “We believe our approachable and efficient store design, curated product offerings, and knowledgeable staff will be welcomed in the Illinois market. The second Body and Mind dispensary in Illinois is moving through the development stage and the Company is advancing our Illinois and New Jersey opportunities as quickly as possible.”

“I would like to further acknowledge and thank our license application team on the culmination of their efforts in applying for Illinois licenses which started in 2019. We consider license applications to be one of our core Company competencies which work in parallel to our operating dispensaries, cultivation and processing business units. We believe that winning licenses through successful applications remains one of the highest return on investment activities in cannabis. We have demonstrated success with winning license applications and look forward to using this parallel path to create potential additional shareholder value while ensuring we are focused on operational excellence in Illinois and New Jersey.”

The Company has options to acquire the Body and Mind-branded dispensary in Markham, Illinois along with the other Illinois Body and Mind-branded dispensary pursuant to a convertible credit facility between DEP and each of NMG IL 1, LLC and NMG IL 4, LLC and membership interest purchase agreements between DEP and the members of NMG IL 1, LLC and NMG IL 4, LLC. The dispensaries are managed by the Company.

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Additionally, and as authorized by the Company’s compensation committee and board of directors, the Company has issued an aggregate of 9,773,000 stock options (the “Options”) in accordance with the Company’s 2023 Stock and Incentive Plan. The Options are exercisable at a price of CAD$0.065 per share for a five (5) year term expiring April 25, 2028. The Options were granted to certain directors, officers, employees and consultants of the Company. 5,723,000 of the Options vested immediately and 4,050,000 of the Options vest as to 25% on each date that is 6 months, 12 months, 18 months and 24 months from the date of grant. In accordance with the Policies of the Canadian Securities Exchange, the Options and any common shares issued upon exercise will be subject to a four-month resale restriction from the date of grant.

About Body and Mind Inc.

BaM is an operations-focused cannabis company with active retail operations in Ohio, Arkansas, and California, pending retail operations in Illinois and New Jersey, and craft cultivation and/or processing operations in Nevada, Ohio and Arkansas. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint. We also believe that our team’s core operational skillsets will create significant future shareholder value as the cannabis industry matures.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

President and CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this news release.

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Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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